EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in Hanger Orthopedic Group, Inc.'s 2001 Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

McLean, Virginia
June 26, 2002